EX-99.B

ADVANTAGE FUNDS, INC.
Certificate of Secretary

The undersigned, Michael A. Rosenberg, Secretary of Advantage Funds, Inc. (the “Fund”), hereby certifies that set forth below is a copy of the resolution adopted by the Fund’s Board authorizing the signing by Michael A. Rosenberg, Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Kathleen DeNicholas, Janette E. Farragher, John B. Hammalian, M. Cristina Meiser, Robert R. Mullery and Jeff Prusnofsky on behalf of the proper officers of the Fund pursuant to a power of attorney:

Michael A. Rosenberg, Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Kathleen DeNicholas, Janette E. Farragher, John B. Hammalian, M. Cristina Meiser, Robert R. Mullery and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund’s Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           IN WITNESS WHEREOF, the undersigned have executed this Consent as of the 18th day of December 2009.

/s/ Michael A. Rosenberg
Michael A. Rosenberg
Secretary

(SEAL)
ADVANTAGE FUNDS, INC.

December 22, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We are counsel to Advantage Funds, Inc. (the “Fund”), and in so acting have reviewed Post-Effective Amendment No. 88 (the “Post-Effective Amendment”) to the Fund’s Registration Statement on Form N-1A, Registration File No. 33-51061. Representatives of the Fund have advised us that the Fund will file the Post-Effective Amendment pursuant to paragraph (b) of Rule 485 (“Rule 485”) promulgated under the Securities Act of 1933. In connection therewith, the Fund has requested that we provide this letter.

In our review of the Post-Effective Amendment, we have assumed that the version of the Post-Effective Amendment we reviewed substantially complies in all material respects with the version filed with the Securities and Exchange Commission via EDGAR.

Based upon the foregoing, we hereby advise you that the Post-Effective Amendment does not include disclosure which we believe would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP